UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant      ☐

Filed by a Party other than the Registrant      ☒

Check the appropriate box:

☐      Preliminary Proxy Statement

☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☐      Definitive Additional Materials

☒      Soliciting Material Pursuant to § 240.14a-12

CAREER EDUCATION CORPORATION
(Name of Registrant as Specified in Its Charter)

Steve Bostic
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐      Fee paid previously with preliminary material:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

[The following invitation is being sent to a select group of institutional stockholders holding substantial positions in Career Education Corporation common stock]

R. Steven Bostic
70 Gruber Lane, Suite 220
St. Simons Island, Georgia 31522-2862

April 7, 2005

TO THE STOCKHOLDERS OF
CAREER EDUCATION CORPORATION

     Re: Career Education Corporation (the “Company”)

Fellow Company Stockholder:

     My name is Steve Bostic and I am the beneficial owner of 1,081,340 shares of the Company’s common stock. I would be honored if you and/or your representatives would attend a brief meeting to discuss our mutual interests as stockholders of the Company, as well as the three stockholder proposals that I will be presenting at the Company’s annual meeting of stockholders to be held on May 20, 2005.

     The meeting at which I request your attendance will be held next Wednesday, April 13, 2005, at 2:00 p.m., local time, at the following address:

The Delamer Greenwich Harbor
500 Steamboat Road
Greenwich, Connecticut 06830

     I hope you will make every effort to attend this meeting. I feel it will be valuable to all of us to have an open discussion on our mutual interests as stockholders of the Company and on my stockholder proposals.

     Please RSVP to my assistant, Cindy Gardere, at (912) 638-7373 if you plan to attend this meeting and, of course, please feel free to contact me directly at this same number should you have any questions.

Sincerely,

/s/ Steve Bostic

Steve Bostic

IMPORTANT INFORMATION:

On March 23, 2005, Mr. Bostic filed a preliminary proxy statement with the Securities and Exchange Commission relating to his solicitation of proxies from stockholders of Career Education Corporation (the “Company”) with respect to the Company’s 2005 Annual Meeting scheduled for May 20, 2005. Mr. Bostic will file with the Commission, and will furnish to the Company’s stockholders, a definitive proxy statement regarding his solicitation of proxies from the Company’s stockholders with respect to the 2005 Annual Meeting. Mr. Bostic also may file additional proxy solicitation materials. MR. BOSTIC ADVISES ALL STOCKHOLDERS TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY SOLICITATION MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Mr. Bostic’s preliminary proxy statement is, and the definitive proxy statement and other proxy solicitation materials will be, available for free at the Securities and Exchange Commission’s Internet web site at www.sec.gov. You may also obtain a free copy of Mr. Bostic’s definitive proxy statement, when it becomes available, and other proxy solicitation materials by writing to Mr. Bostic at 70 Gruber Lane, Suite 220, St. Simons Island, Georgia 31522-2862.

PARTICIPANT INFORMATION:

Mr. Bostic has an interest in the solicitation of proxies with respect to the 2005 Annual Meeting of the Company arising from his beneficial ownership of the common stock of the Company. Mr. Bostic is the beneficial owner of 1,081,340 shares of the Company’s common stock.